UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2026

United Acquisition Corp. I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-43084	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 W. Camino Real, Suite 302-48 Boca Raton, Florida	33433
(Address of principal executive offices)	(Zip Code)

(212) 847-3248
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-quarter of one redeemable warrant	UACU	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	UAC	NYSE American LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	UACW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information with respect to the sale of an additional 2,280 Private Placement Units (as defined herein) and 6,060 Private Placement Warrants (as defined herein) included in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the Private Placement Units and Private Placement Warrants was conducted as a non-public transaction and, as a transaction by an issuer not involving a public offering, is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

As previously reported on a Current Report on Form 8-K of United Acquisition Corp. I (the “Company”) dated January 28, 2026 (the “Current Report”), on January 30, 2026, the Company consummated its initial public offering (the “Offering”) of 10,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Shares”), and one-quarter of one redeemable warrant (each, a “Warrant”), each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $100,000,000.

The Company had granted the underwriters of the Offering (the “Underwriters”) a 45-day option to purchase up to an additional 1,500,000 Units to cover over-allotments, if any. Effective as of February 12, 2026, the Underwriters partially exercised their option to purchase additional Units, resulting in the issuance of an additional 182,300 Units (the “Option Units”) at a public offering price of $10.00 per Option Unit. After giving effect to the partial exercise and close of the exercise of the over-allotment option, an aggregate 10,182,300 Units have been issued in the Offering.

As previously reported on the Current Report, simultaneously with the consummation of the Offering, the Company consummated the private placement of 175,000 units to United Acquisition SPAC LLC (the “Sponsor”) and 100,000 units to the Underwriters (collectively, the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, and the Company consummated the private placement of 2,333,333 warrants to the Sponsor (the “Private Placement Warrants”) at a price of $0.75 per Private Placement Warrant, generating gross proceeds of $4,500,000 (the “Initial Private Placement”). On February 12, 2026, in connection with the sale of the Option Units, the Company consummated the private placement of an additional 2,280 Private Placement Units (the “Additional Private Placement Units”) to the Sponsor and the Underwriters at a price of $10.00 per Additional Private Placement Unit and a private sale of an additional 6,060 Private Placement Warrants (the “Additional Private Placement Warrants”) to the Sponsor at a price of $0.75 per Additional Private Placement Warrant, generating gross proceeds of $27,345 (the “Option Placement” and, together with the Initial Private Placement, the “Private Placement”).

A total of $101,823,000, comprised of $100,295,655 of the net proceeds from the Offering (including the Option Units) and $1,527,345 of the net proceeds from the Private Placement, was placed in a trust account established for the benefit of the Company’s public shareholders, with Continental Stock Transfer & Trust Company acting as trustee. An unaudited pro forma balance sheet as of February 12, 2026, reflecting receipt of the net proceeds from the offering of the Option Units and the Option Placement on the same day, will be included in a Current Report on Form 8-K, to be filed within four business days of the closing of the partial exercise of the over-allotment option.

On February 12, 2026, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that commencing February 18, 2026, holders of the Company’s Units may elect to separately trade the Class A Ordinary Shares and Warrants included in the Units. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade.

Those Units not separated will continue to trade on the NYSE American LLC (“NYSE American”) under the symbol “UACU,” and each of the Class A Ordinary Shares and Warrants that are separated will trade on NYSE American under the symbols “UAC” and “UACW,” respectively. Holders of the Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into Class A Ordinary Shares and Warrants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED ACQUISITION CORP. I

By:	/s/ Paul Packer
Name:	Paul Packer
Title:	Chief Executive Officer

Date: February 13, 2026

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